Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of January, 2024.

Vencer Energy Holdings, LLC

By:	/s/ Nimesh Bhakta
Name: Nimesh Bhakta
Title: Director

Vencer Energy AIV, LLC

By:	/s/ Nimesh Bhakta
Name: Nimesh Bhakta
Title: Manager

V-US Upstream Co.

By:	/s/ Nimesh Bhakta
Name: Nimesh Bhakta
Title: Director

Vitol US Holding Co.

By:	/s/ Richard J. Evans
Name: Richard J. Evans
Title: Director

Euromin Inc.

By:	/s/ Richard J. Evans
Name: Richard J. Evans
Title: Director

Vitol Holding B.V.

By:	/s/ Andries P. Eeltink
Name: Andries P. Eeltink
Title: Director

By:	/s/ Valentine J. Douglas
Name: Valentine J. Douglas
Title: Director